UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2009

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 17, 2009, we received a Staff Deficiency Letter from The Nasdaq Stock Market, or Nasdaq, notifying us that for the last 10 consecutive trading days the aggregate market value of our common stock was below the $35,000,000 minimum market value required for continued listing on the Nasdaq Capital Market, as specified by Marketplace Rule 4310(c)(3)(B).

In accordance with Marketplace Rule 4310(c)(8)(C), we have 90 calendar days, or until June 15, 2009, to regain compliance with the minimum market value requirement. To regain compliance, the market value of our common stock must equal or exceed $35,000,000 for a minimum of 10 consecutive business days or for such longer period that Nasdaq may, in its discretion, require.

If we do not regain compliance with the minimum market value requirement by June 15, 2009, Nasdaq will provide us written notification that our common stock will be delisted. At that time, we may appeal Nasdaq’s determination to delist our common stock to a Nasdaq Listings Qualifications Panel. Our common stock would continue to be listed during the appeals process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: March 19, 2009	By:	/s/ John B. Green
John B. Green
Senior Vice President, Treasurer and Chief Financial Officer